EXHIBIT 11


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                 Statement re Computation of Earnings Per Share

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                                                                                                Year Ended
                                                                                              July 31, 1997
                                                                                              -------------

Net income                                                                                      $6,061,011
                                                                                                ==========

Weighted average shares outstanding                                                              4,414,742

Common stock equivalents due to dilutive effect on stock options                                   656,702
                                                                                                ----------

Total weighted average common shares and equivalents outstanding                                 5,071,444
                                                                                                ==========

Primary earnings per share                                                                      $     1.20
                                                                                                ==========

Total weighted average common shares and equivalents outstanding
for fully diluted computation                                                                    5,084,462
                                                                                                ==========

Fully diluted earnings per share                                                                $     1.19
                                                                                                ==========

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